                                  SCHEDULE 14A

                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:
|_|  Preliminary proxy statement.             |_|  Confidential, for use of the
|X|  Definitive proxy statement.                   Commission only (as permitted
|_|  Definitive additional materials.              by Rule 14a-6(e)(2)).
|_|  Soliciting material pursuant to
     Rule 14a-11(c) or Rule 14a-12.

                              TUTOGEN MEDICAL, INC.

                (Name of Registrant as specified in its Charter)

                                      None.

    (Name of person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (check the appropriate box):
|X|  No fee required.
|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

|_|  Fee paid previously with preliminary materials.
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                              TUTOGEN MEDICAL, INC.
                             ONE PROGRESS BOULEVARD
                             ALACHUA, FLORIDA 32615

                                                                February 6, 2006

Dear Shareholder:

        On behalf of the Board of Directors, I cordially invite you to attend the 2006 Annual Meeting of the Shareholders of Tutogen Medical, Inc. (the "Company"), which will be held on March 13, 2006 at the Hilton Hotel, 1714 SW 34(th)Street, Gainesville, Florida 32607 at 10:00 a.m. local time.

        At the Annual Meeting, you will be asked (i) to elect eight (8) directors, (ii) to consider and act upon a proposal to adopt an Incentive and Non-Statutory Stock Option Plan covering 1,000,000 shares of the Company's Common Stock, (iii) to ratify the appointment of Deloitte and Touche, L.L.P. as the Company's auditors for the fiscal year ending September 30, 2006 and (iv) to transact such other business as may properly come before the meeting or any adjournment thereof. On the following pages you will find the Notice of the Annual Meeting of Shareholders, and the Proxy Statement providing information concerning the matters to be acted upon at the meeting. Of course, the Board of Directors will be present at the Annual Meeting to answer any questions you might have.

        YOUR VOTE IS IMPORTANT! The Company's Board of Directors would greatly appreciate your attendance at the Annual Meeting. HOWEVER, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, IT IS VERY IMPORTANT THAT YOUR SHARES BE REPRESENTED. Accordingly, please sign, date, and return the enclosed proxy card, which will indicate your vote upon the various matters to be considered. If you do attend the meeting and desire to vote in person, you may do so by withdrawing your proxy at that time.

        I sincerely hope you will be able to attend the Annual Meeting and I look forward to seeing you at the 2006 Annual Meeting of Shareholders.


                                        Very truly yours,




                                        /s/ ROY D. CROWNINSHIELD
                                        ------------------------
                                        ROY D. CROWNINSHIELD
                                        Chairman of the Board

                              TUTOGEN MEDICAL, INC.
                             ONE PROGRESS BOULEVARD
                             ALACHUA, FLORIDA 32607

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD MARCH 13, 2006

TO THE SHAREHOLDERS OF TUTOGEN MEDICAL, INC.:

NOTICE IS HEREBY GIVEN that the 2006 Annual Meeting of the Shareholders of Tutogen Medical, Inc., a Florida corporation (the "Company") will be held on March 13, 2006 at the Hilton Hotel, 1714 SW 34(th)Street, Gainesville, Florida, 32607, 10:00 a.m. local time, to act on the following matters:

        1. To elect eight (8) directors to serve until the 2007 Annual Meeting of Shareholders and until their respective successors shall be duly elected and qualified;

        2. To adopt an Incentive and Non-Statutory Stock Option Plan covering 1,000,000 shares of the Company's Common Stock.

        3. To ratify the appointment of Deloitte and Touche L.L.P. as the Company's independent auditors for the fiscal year ending September 30, 2006; and

        4. To transact such other business as may properly come before the meeting or any adjournment thereof.

Only Shareholders of record at 5:00 p.m., Eastern Standard Time, on January 23, 2006 are entitled to receive notice of, and to vote at, the Annual Meeting. EACH SHAREHOLDER, EVEN THOUGH HE OR SHE MAY PRESENTLY INTEND TO ATTEND THE ANNUAL MEETING, IS REQUESTED TO SIGN AND DATE THE ENCLOSED PROXY CARD AND TO RETURN IT WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. Any shareholder present at the Annual Meeting may withdraw his or her proxy and vote in person on each matter brought before the Annual Meeting.

                                        By Order of the Board of Directors




                                        /s/ Roy D. Crowninshield,
                                        -------------------------
                                        Roy D. Crowninshield,
                                        Chairman of the Board

Alachua, Florida
February 6, 2006

                              TUTOGEN MEDICAL, INC.
                             ONE PROGRESS BOULEVARD
                             ALACHUA, FLORIDA 32615

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD MARCH 13, 2006

                              GENERAL INFORMATION

        This Proxy Statement is being furnished to the holders ("Shareholders") of the common shares, par value $.01 per share ("Common Shares"), of Tutogen Medical, Inc., a Florida corporation (the "Company") in connection with the solicitation by the Company's Board of Directors of proxies for use at the 2006 Annual Meeting of Shareholders to be held on March 13, 2006 at 10:00 a.m. (the "Annual Meeting") and at any adjournment thereof. The Annual Meeting will be held at the Hilton Hotel, 1714 SW 34(th). Street, Gainesville, Florida 32607.

        At the Annual Meeting, Shareholders will be asked to consider and vote on (i) the election of eight (8) directors, (ii) a proposal to adopt an Incentive and Non-Statutory Stock Option Plan covering 1,000,000 shares of the Company's Common Stock and (iii) the ratification of Deloitte & Touche, L.L.P. as the Company's auditors for the fiscal year ending September 30, 2006. All properly executed proxies received prior to or at the Annual Meeting will be voted in accordance with the instructions indicated thereon, if any. If no instructions are indicated, such proxies will be voted FOR the election of the nominees for directors, FOR the adoption of the Stock Option Plan and FOR the ratification of Deloitte & Touche L.L.P. as the Company's auditors.

        The Board of Directors has fixed 5:00 p.m., Eastern Standard Time, on January 23, 2006 as the record date (the "Record Date") for the determination of the Shareholders of record entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment thereof. On January 23, 2006 there were 15,950,460 issued and outstanding Common Shares of the Company, constituting the only class of stock outstanding. The presence of a majority of the outstanding Common Shares as of the Record Date, in person or represented by proxy, will constitute a quorum at the Annual Meeting.

        Any Shareholder may revoke his or her proxy, at any time before it is exercised, by (i) duly executing and submitting a subsequently dated proxy, (ii) delivering a subsequently dated written notice of revocation to the Company, which notice is received at or before the Annual Meeting or (iii) voting in person at the Annual Meeting (although, mere attendance at the Annual Meeting will not, in and of itself, constitute a revocation of the proxy). Any written notice revoking a proxy should be sent to the Secretary of the Company at the Company's principal executive offices, located at the address set forth above.

        This Proxy Statement and the enclosed proxy card are first being sent to Shareholders, together with the Notice of Annual Meeting, on or about February 6, 2006. SHAREHOLDERS ARE REQUESTED TO COMPLETE, DATE, AND SIGN THE ACCOMPANYING FORM OF PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED WITH THESE MATERIALS. No postage is necessary if the proxy is mailed in the United States in the accompanying envelope.

                                   PROPOSAL I

                             ELECTION OF DIRECTORS

        In accordance with the Company's Bylaws, the Board of Directors has fixed the number of directors of the Company ("Directors") to be elected at the Annual Meeting at eight (8). The Board of Directors has unanimously nominated the following persons (each, a "Nominee"), all of whom are current Directors, to stand for election at the Annual Meeting. Each Nominee has agreed, if elected, to hold office until the 2007 Annual Meeting of Shareholders and until his successor has been duly elected and qualified.

        It is intended that the proxies received from Shareholders, unless contrary instructions are given therein, will be voted in favor of the election of the Nominees named below, each of whom has consented to being named herein and have indicated their intention to serve if elected. If any Nominee, for any reason, should become unavailable for election, or if a vacancy should occur before the election, it is intended that the shares represented by the proxies will be voted for such other person, as the Company's Board of Directors shall designate to replace such Nominee. The Board of Directors has no reason to believe that any of the Nominees will not be available or prove unable to serve if so elected.

NOMINEES FOR DIRECTOR

        The following table sets forth the names and ages of each person nominated for election as a Director of the Company, the positions and offices that each Nominee has held with the Company, and the period during which each has served in such positions and offices. Each Director serves for a term of one
(1) year and until his successor is duly elected and qualified.


                                TABLE OF NOMINEES

                                                                      PERIOD SERVED
NAME OF NOMINEE                   AGE     POSITIONS/OFFICES        IN OFFICE/POSITION
---------------                   ---  -----------------------   ----------------------
G. Russell Cleveland .........    67          Director                 1997-present
Roy D. Crowninshield, Ph.D. ..    57    Chairman of the Board          2004-present
                                              Director                 2003-present
Neal B. Freeman ..............    65          Director              June 2005-present
J. Harold Helderman, M.D. ....    60          Director                 1997-present
Udo Henseler, Ph.D. ..........    65          Director              June 2005-present
Guy L. Mayer .................    54   Chief Executive Officer    January 2005-present
                                            and Director
Adrian J.R. Smith ............    61          Director              June 2005-present
Carlton E. Turner,
  Ph.D., D.Sc. ...............    65          Director                 2000-present

        Set forth below are descriptions of the business experience during the past five (5) years or more and other biographical information for the Nominees seeking election to the Board of Directors.

        G. RUSSELL CLEVELAND is the President, Chief Executive Officer, sole Director, and majority shareholder of Renaissance Capital Group, Inc. ("Renaissance"). He is also President, Chief Executive Officer, and a director of Renaissance Capital Growth & Income Fund III, Inc. Mr. Cleveland is a Chartered Financial Analyst with more than thirty-five (35) years experience as a specialist in investments for smaller capitalization companies. A graduate of the Wharton School of Business, Mr. Cleveland has served as President of the Dallas Association of Investment Analysts and currently serves on the Boards of Directors of Renaissance U.S. Growth & Income Trust PLC, Cover-All Technologies, Inc., Digital Recorders, Inc., Integrated Security Systems, Inc., Camino-Soft, Inc. and Precis, Inc.

        ROY D. CROWNINSHIELD, PH.D. is the current Chairman of the Board. From July 2004 to December 2004, Dr. Crowninshield was the Interim Chief Executive Officer of the Company. Prior to joining Tutogen, Dr. Crowninshield served twenty-one (21) years in various capacities at Zimmer Holdings, Inc., including President of Zimmer's U.S. operations and most recently as Zimmer's Chief Scientific Officer. Prior to joining Zimmer, Inc.

in 1983, he was a faculty member at the University of Iowa where he led many research projects evaluating the function of total joint implants. He currently holds academic appointments as a professor in the Orthopedic Surgery Department at Rush Medical College in Chicago, Illinois and as an adjunct professor in the College of Engineering of the University of Notre Dame. He holds undergraduate and doctorate degrees from the University of Vermont. He has worked in the orthopedic industry for over twenty (20) years and has extensive experience in the research and development, manufacture, and clinical investigation of orthopedic implants. He has authored more than 100 journal articles, book chapters, and published abstracts in orthopedics and engineering.

        NEAL B. FREEMAN is the Chairman and CEO of The Blackwell Corporation (since 1981), an advisory firm, with clients in the communications, defense and wealth management industries. He is also Chairman of the Foundation Management Institute; Chairman of the Board of Advisors of the investment advisory firm, Train Babcock Advisors and Director of North American Management Corp.

        J. HAROLD HELDERMAN, MD has been Dean of Admissions and Professor of Medicine, Microbiology and Immunology at Vanderbilt University, Nashville, Tennessee, since 1999 and has been the Medical Director of the Vanderbilt Transplant Center since 1989. Dr. Helderman received his MD from the State University of New York, Downstate Medical Center in 1971, Summa Cum Laude. In addition to book and monograph writings, he has authored more than 125 publications in his field of transplant medicine. Dr. Helderman is past President of the American Society of Transplantation.

        UDO HENSELER, PH.D., is the principal/owner of MSI Management Services International (first activated 1994) and serves currently on the Board of Directors of the following public companies: eGene, Inc., Spire Corporation and Tutogen Medical, Inc. From 2002 to July 2005, Dr. Henseler was CEO, Director and Chairman of eGene, Inc., a public biotechnology company. From 1999 to June 2002, Dr. Henseler was a Director and from June 2001 to March 2002, he was the Executive Vice President, Director and CFO of ChemoKine Therapeutics Corporation. From 2000 to June 2001, he was the Senior Vice President and CFO of Isotag Technology, Inc., a biotechnology Company. Dr. Henseler has extensive global public company leadership experience with approximately 40 years of combined service as: VP and CFO of the biotechnology Qualicon Inc., a DuPont company; Director, Senior VP and CFO of the Pharmaceutical Andrx Inc.; VP and CFO of Genetic Systems Corp.; Chair Executive Committee, VP and CFO of Coulter Corporation (life Sciences); group Finance Chief at Beckman, Inc. (life-sciences). Dr. Henseler earned his B.A. in Germany, and Master's and Ph.D. degrees from the Claremont Graduate University in Claremont, California. Dr. Henseler is also a Certified Public Accountant.

        GUY MAYER is the Company's CEO. Prior to joining Tutogen, Mr. Mayer served as Chairman and CEO of Visen Medical (from 2003 to 2004), a private Biotech company focused on Molecular Imaging technologies and prior to Visen (from 2000 to 2003), as President and CEO of ETEX Corporation, a private biomedical company based in Cambridge, MA. For 13 years prior to joining ETEX, Mr. Mayer held various senior positions at Zimmer Inc., then a division of Bristol Myers Squibb, with sales in excess of $1.2 billion. Mr. Mayer's positions at Zimmer included President Global Products Group, President Orthopedics Implant division, President Zimmer Japan and Sr. Vice President Zimmer International. Prior experience includes general management positions with Picker International in diagnostic imaging, and American Hospital Supply Corporation. Mr. Mayer is a 1974 Graduate of the University of Ottawa and currently serves on the Board of Directors of several public and private companies.

        MR. ADRIAN J.R. SMITH has been CEO of The Woolton Group since 1997, a strategic advisory group, and a Non-Executive Director of Carter & Carter Group plc since 2002, a UK company providing learning solutions and outsource services to large corporate organizations. His business career includes 13 years in the professional services industry and 26 years with two Fortune 500 companies. He has been Global Managing Partner, Marketing & Communication at Deloitte & Touche, CEO of Grant Thornton LLP, and Managing Partner at Arthur Andersen in the early to mid-1990's. He held senior international management roles with Ecolab Inc. and also with Procter & Gamble. He serves on the board of Harbor Branch Oceanographic Institution, and the Education Foundation of Indian River County in Florida.

        CARLTON E. TURNER, PH.D., D.SC. has been the President and Chief Executive Officer of Carrington Laboratories, Inc. ("Carrington") (NASDAQ: CARN) since April 1995. Carrington is a research-based pharmaceutical and medical device company in the field of wound care products. Dr. Turner has also served as the Chief Operating Officer from November 1994 to April 1995 and as the Executive Vice President of Scientific Affairs from January 1994 to November 1994 at Carrington. Before that, he was the President, Chief Operating Officer and Founder of Princeton Diagnostic Laboratories of America from 1987 to 1993. From 1981 to 1987 he was an Assistant to President Ronald Reagan with Cabinet Rank and Director of the White House Drug Policy Office. Previously, he was a Research Professor and Director of the Research Institute of Pharmacological Science, University of Mississippi.

DIRECTOR MEETINGS AND COMMITTEES

        During the fiscal year ended September 30, 2005 ("Fiscal Year 2005"), the Board of Directors of the Company held a total of four (4) regular meetings. Each of the directors attended at least eighty percent (80%) of the total number of meetings of the Board of Directors. It is the Company's policy that each of the incumbent directors attend the Annual Meetings of Shareholders.

        The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating Committee, each consisting entirely of independent directors. The Board of Directors has determined, after considering all the relevant facts and circumstances, that Messrs. Cleveland, Freeman and Smith and Drs. Crowninshield, Helderman, Henseler and Turner are independent directors, as "independence" is defined by the listing standards of the American Stock Exchange (the "Exchange"), because they have no material relationship with the Company.

        The Board of Directors has adopted charters for the Audit, Compensation and Nominating Committees describing the authority and responsibilities delegated to each committee by the board. The Board of Directors has also adopted Corporate Governance Guidelines and a Code of Ethics. The charters of the Audit, Compensation and Nominating Committees and the Corporate Governance Guidelines and Code of Ethics have been posted on the Company's website at www.tutogen.com. These documents are also available in print to any stockholder requesting a copy in writing from the corporate secretary at the executive offices set forth in this proxy statement.

        AUDIT COMMITTEE

        The Company has a standing Audit Committee consisting of three (3) members. For Fiscal Year 2005, the members of the Audit Committee were Messrs. Cleveland, Smith and Dr. Henseler. The Committee met four (4) times during Fiscal Year 2005. Each member of the Audit Committee is a member of the Board of Directors and "independent", as such term is defined in the Exchange listing standards currently in effect and applicable to the Company. Each of the members of the Audit Committee, by virtue of his past employment experience, has considerable knowledge of financial statements, finance, and accounting. Although Dr. Henseler has a professional certification in accounting, Mr. Cleveland and Mr. Smith each has significant employment experience as a Chief Executive Officer with financial oversight responsibilities. Mr. Smith has also served as the Chief Operating Officer of various companies. In addition, Mr. Cleveland is a graduate of the Wharton School of Business and has more than thirty-five (35) years of experience as a financial analyst. The Company believes both Mr. Cleveland and Mr. Smith qualify as "financial experts" under the Securities and Exchange Commission regulations. The background and experience of each of the Audit Committee members is more fully disclosed in their biographies under "Nominees for Director".

        The mission of the Company's Audit Committee is to ensure accurate and reliable financial reporting by the Company, and to promote shareholder confidence in the reliability of the Company's financial information. To this end, the Audit Committee independently reviews and oversees the Company's internal reporting process, and helps ensure that management develops and adheres to a sound system of internal controls. The Audit Committee also is responsible for retaining and overseeing the Company's independent auditors, and facilitates the auditors' objective review and assessment of the Company's financial statements and its internal reporting practices. The Audit Committee serves as a forum, separate from management, within which the independent auditors, among others, can candidly address issues of concern. To specify and clarify the duties of the Audit Committee, the Company has adopted a formal written charter. The Audit Committee reviews and reassesses the adequacy of its charter on an annual basis.

        NOMINATING COMMITTEE

        The purpose and responsibilities of the Nominating Committee include the identification of individuals qualified to become board members, the recommendation to the Board of Directors of nominees to stand for election as directors at each election of directors, the development and recommendation to the Board of Directors of a set of corporate governance principles applicable to the Company, the oversight of the selection and composition of Committees of the Board of Directors, and the oversight of the evaluations of the Board of Directors and management. During fiscal 2005, the Nominating Committee consisted of Messrs. Smith and Freeman and Drs. Helderman and Henseler. The Nominating Committee met two (2) times during 2005. The Nominating Committee will consider persons recommended by stockholders for inclusion as nominees for election to the Board of Directors if the names, biographical data, and qualifications of such persons are submitted in writing in a timely manner addressed and delivered to the Company's secretary at the address listed herein. The Nominating Committee identifies and evaluates nominees for the Board of Directors, including nominees recommended by stockholders, based on numerous factors it considers appropriate, some of which may include strength of character, mature judgment, career, diversity, and the extent to which the nominee would fill a present need on the Board of Directors. As discussed above, the members of the Nominating Committee are independent, as that term is defined by the listing standards of the Exchange.

        COMPENSATION COMMITTEE

        The Board of Directors has appointed a Compensation Committee, consisting of independent members of the Board of Directors, to review and approve corporate goals and objectives relevant to the compensation of the Chief Executive Officer, evaluate the performance of the Chief Executive Officer in light of those goals and objectives, and determine and approve the compensation level of the Chief Executive Officer based on this evaluation. For Fiscal Year 2005, the members of the Compensation Committee were Drs. Helderman and Turner and Mr. Freeman. The Compensation Committee also recommends to the Board of Directors with respect to, or, as directed by the Board of Directors, determines and approves, compensation of the other executive officers, and considers the grant of stock options to the executive officers under the 1996 Stock Option Plan. The Compensation Committee makes every effort to ensure that the compensation plan is consistent with the Company's values and is aligned with the Company's business strategy and goals. The Compensation Committee held four
(4) meetings during fiscal 2005.

        The compensation program for executive officers consists primarily of base salary, incentive bonuses, annual discretionary bonuses, and long-term incentives in the form of stock options. Executives also participate in various other benefit plans, including medical and retirement plans that generally are available to all employees.

        The Company's philosophy is to pay base salaries to executives at levels that enable the Company to attract, motivate, and retain highly qualified executives, taking into account the possibility of performance-based bonuses. The bonus program is designed to reward individuals for performance based on the Company's financial results as well as the achievement of personal and corporate objectives that contribute to the long-term success in building stockholder value. Stock option grants are intended to result in minimal or no rewards if the price of the Company's common stock does not appreciate, but may provide substantial rewards to executives as stockholders in general benefit from stock price appreciation.

        Each of Messrs. Mayer and Kruger, President International Operations, is a party to an employment agreement, which provides for designated base salaries plus incentive compensation based on the performance of the Company and the employees as determined by the Board of Directors.

SHAREHOLDER COMMUNICATIONS WITH DIRECTORS

        The Board recently adopted new policies and procedures relating to shareholder communications with the Company's directors. It provides that shareholders and other interested parties wishing to contact any member (or all members) of the Board of Directors, any committee of the Board, or any chair of any such committee may do so by mail, addressed, either by name or title, to the Board of Directors or to any such individual directors or group or committee of directors, and that all such correspondences should be sent to the Company's principal office. Such shareholder communications to directors will be opened by the Office of the Corporate Secretary for the purpose of determining whether the contents represent a message to the directors before being forwarded to the addressee. In addition, the Corporate Secretary's office will make, if necessary, sufficient copies of the contents to be forwarded to each director who is a member of the group or committee to which the communication is addressed. The new director communications policy will exclude the forwarding to directors of certain kinds of information, such as materials in the nature of advertising, promotions of a product or service, and patently offensive material.

COMPENSATION OF DIRECTORS

        The Company's outside Directors receive a $6,000 annual retainer, $1,500 per meeting for attendance at Board meetings, and $500 per telephonic meeting, plus reimbursement of out-of-pocket expenses. The Chairman of the Board receives $1,000 per month for his services as Chairman. Additionally, the Company's Directors are eligible to participate in the Company's proposed Stock Option Plan.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        The rules of the Securities and Exchange Commission require our directors, officers, and persons who own more than ten percent (10%) of a registered class of our equity securities to file reports of ownership and changes in ownership with the Commission. The regulations also require that such persons furnish the Company with copies of all such reports they file. To our knowledge, based solely upon our review of the copies of such reports received by us during the fiscal year ended September 30, 2005 and representations from our officers, directors and ten percent (10%) shareholders, the Company believes that each person who, at any time during Fiscal Year 2005 was a director, officer, or beneficial owner of more than ten percent (10%) of our common stock, complied with all Section 16(a) filing requirements during such year.

                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
                     THE ELECTION OF ALL EIGHT (8) NOMINEES.

                            -------------------------

                                   PROPOSAL II

          ADOPTION OF AN INCENTIVE AND NON-STATUTORY STOCK OPTION PLAN

        The Company has a 1996 Stock Option Plan (the "1996 Plan") to attract and maintain management by encouraging ownership of the Company's common stock by Directors, Officers and other key employees. As of February 6, 2006, options have been issued to purchase 3,779,197 shares leaving 520,803 shares available for issuance under the 1996 Plan. The 1996 Plan will expire on February 27, 2006, at which time no further options can be granted under the 1996 Plan.

        The Board of Directors of the Company has unanimously approved and recommends to the shareholders that they approve the proposal to adopt an Incentive and Non-Statutory Stock Option Plan ("Plan") covering 1,000,000 shares of the Company's Common Stock. The Board of Directors believes it is in the Company's and its shareholders' best interests to approve the new Plan, as it will provide sufficient shares to enable the Board to utilize stock based incentive compensation for both current and future employees of the Company, directors and other providers of services to the Company. A copy of the Plan is attached hereto as Exhibit A.

        The proposed plan will be adopted upon receiving the affirmative vote of holders of a majority of the shares present or represented by proxy at the Meeting.

        At January 23, 2006 the closing market price of the Company's shares was $3.27.

SUMMARY OF THE PLAN

        The following is a summary of the provisions of the Plan.

        The Plan authorizes the granting of both incentive stock options, as defined under Section 422 of the Internal Revenue Code of 1986 ("ISO"), and non-statutory stock options ("NQO") to purchase Common Stock. All employees of the Company and its affiliates are eligible to participate in the Plan. The Plan also authorizes the granting of NQO's to non-employee Directors and others performing services to the Company.

        The Board of Directors or the Compensation and Stock Option Committee is responsible for the administration of the Plan and determines the employees to which options will be granted, the period during which each option will be exercisable, the exercise price, the number of shares of the Common Stock covered by each option, and whether an option will be a non-qualified or an incentive stock option. The exercise price, however, for the purchase of shares subject to such an option, cannot be less than one hundred percent (100%) of the fair market value of the Common Stock on the date the option is granted. The Compensation Committee also acts as the Stock Option Committee.

        No option granted pursuant to the Plan is transferable otherwise than by will or the laws of descent and distribution. The Board of Directors or the Compensation and Stock Option Committee determine the term of each option granted to an employee under the Plan, but in no event may such term exceed ten
(10) years from the date of grant and cannot exceed five (5) years in the case of a grant to more than a 10% shareholder.

        If there is a stock split, stock dividend, or other relevant change affecting the Company's shares, appropriate adjustments would be made in the number of shares that could be issued in the future and in the number of shares and price under all outstanding grants made before the event. Future options may also cover such shares as may cease to be under option by reason of total or partial expiration, termination or voluntary surrender of an option.

        The aggregate fair market value (determined at the time an option is granted) of the Common Stock with respect to which ISO's are exercisable for the first time by any person during any calendar year under the Plan shall not exceed $100,000.

        The vesting period for options granted under the Plan are set forth in an option agreement entered into with the optionee. ISO's granted to an optionee terminate 90 days from termination or employment (30 days in the event of termination for cause). In the event of death or disability, all vested options expire 180 days from the date of death or termination of employment due to disability. Upon the occurrence of a "change in control" of the Company, the maturity of all options then outstanding under the Plan will be accelerated automatically, so that all such options will become exercisable in full with respect to all shares that have not been previously exercised or become exercisable. A "change in control" includes certain mergers, consolidation, and reorganization in which the Company does not survive; the sale, lease, exchange or disposition of substantially all of the assets of the Company; or dissolution of the Company.

FEDERAL INCOME TAX CONSEQUENCES

        The holder of an ISO does not realize taxable income upon the grant or upon the exercise of the option (although the option spread is an item of tax preference income potentially subject to the alternative minimum tax). If the stock acquired upon exercise of the options sold or otherwise disposed of within two (2) years from the option grant date or within one year from the exercise date then, in general, gain realized on the sale is treated as ordinary income to the extent of the option spread at the exercise date, and the company receives a corresponding deduction. Any remaining gain is treated as capital gain. If the stock is held for at least two (2) years from the grant date and one year from the exercise date, then gain or loss realized upon the sale will be capital gain or loss and the Company will not be entitled to a deduction. A special basis adjustment applies to reduce the gain for alternative minimum tax purposes.

        An optionee does not realize taxable income upon the grant of an NQO. In general, the holder of a NQO realizes ordinary income in an amount equal to the difference between the exercise price and the market value on the date of exercise. The Company is entitled to an expense deduction at the same time and in a corresponding amount.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

                            -------------------------

                                  PROPOSAL III

                    APPROVAL AND RATIFICATION OF APPOINTMENT
                       OF INDEPENDENT PUBLIC ACCOUNTANTS

        The Board of Directors has selected the firm of Deloitte & Touche L.L.P., independent public accountants, to be the Company's auditors for the fiscal year ending September 30, 2006, and recommends that Shareholders vote to ratify that appointment. Although neither the law nor the governing documents of the Company requires the submission of this matter to a Shareholder vote, in the event of a negative vote, the Board of Directors will reconsider its selection of auditors. Ratification of the appointment of the auditors will require that, at a meeting where a quorum is present, the votes cast in favor of the ratification exceed those votes cast opposing ratification. Deloitte & Touche L.L.P. is expected to have a representative at the Annual Meeting who will be available to respond to appropriate questions from Shareholders.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

                            -------------------------

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

        The following table sets forth the cash and non-cash compensation paid to or accrued to all persons who have served as Chief Executive Officer and other officers or individuals whose compensation exceeded $100,000 for the Fiscal Year 2005.

                           SUMMARY COMPENSATION TABLE


                                                   ANNUAL COMPENSATION                LONG TERM COMPENSATION
                                             -------------------------------  --------------------------------------
                                                                                        AWARDS              PAYOUTS
                                                                              ---------------------------  ---------
                                                                   OTHER       RESTRICTED     SECURITIES
                                                                   ANNUAL        STOCK        UNDERLYING      LTP      ALL OTHER
    NAME AND PRINCIPAL              FISCAL    SALARY    BONUS   COMPENSATION    AWARD(S)        OPTIONS     PAYOUTS   COMPENSATION
        Position                     Year      ($)       ($)         ($)           ($)            (#)         ($)        (1)($)
--------------------------------   --------  --------  -------  ------------  ------------   ------------  ---------  ------------
Guy L. Mayer (2) ...............     2005     225,000   24,300        0             0           300,000        0            0
  Chief Executive Officer

Roy D. Crowninshield (2) .......     2005      21,000        0        0             0                 0        0            0
  Chief Executive Officer            2004      21,000        0        0             0           100,000        0            0

Manfred K. Kruger ..............     2005     391,000   34,700        0             0                 0        0       77,700
  President, International           2004     428,550        0        0             0                 0        0       67,600
  Operations                         2003     352,500  179,700        0             0            37,500        0       76,900

George Lombardi (3) ............     2005     166,500   20,500        0             0                 0        0            0
  Chief Financial Officer            2004     166,500        0        0             0                 0        0            0
  Treasurer and Secretary            2003     160,125   67,500        0             0            20,000        0            0

Dr. Karl Koschatzky ............     2005     148,700   13,100        0             0                 0        0       51,100
  Vice President of                  2004     148,700        0        0             0                 0        0       39,100
  R & D Worldwide                    2003     107,600   32,400        0             0            45,000        0       28,800

----------------
(1) Includes pension and automobile leasing and other automobile related expenses.

(2) Dr. Crowninshield was appointed Chairman and interim Chief Executive Officer on July 1, 2004. As CEO of the Company, Dr. Crowninshield devoted at least one-third of his time on Company affairs for which he was compensated at the rate of $7,000 per month and was granted options to purchase 100,000 shares of the Company's common stock. Dr. Crowninshield resigned as the interim Chief Executive Officer on December 31, 2005, but retained his current position as Chairman of the Board. Mr. Mayer replaced Dr. Crowninshield on January 1, 2005.

(3) Mr. Lombardi has tendered his resignation from these positions, effective on February 15, 2006.

        EMPLOYMENT AGREEMENTS

        On December 6, 2004, the Company entered into an employment agreement with Mr. Guy L. Mayer to serve as Chief Executive Officer (CEO) of the Company, commencing January 1, 2005. The term of employment is indefinite and terminates upon written notice by the Company, notice of termination by Mr. Mayer or termination of employment for cause. Minimum notice of termination by the Company, except for cause, is one (1) year from the end of any calendar quarter. Mr. Mayer's current annual base salary is $315,000. In addition, the employment agreement provides for a bonus for the balance of the Company's fiscal year 2005 in an amount up to 90% of his earned salary for fiscal 2005, subject to the Company realizing certain performance goals based on revenue and operating income. In addition, Mr. Mayer was granted a ten (10) year option, upon commencement of employment, to purchase 250,000 shares of the Company's common stock, exercisable at the market price on the date of grant, 25% on the date of grant and 25% on each of the first three (3) anniversaries.

        The Company has an employment agreement with Manfred Kruger, its President, International Operations. Pursuant to that agreement, the term of Mr. Kruger's employment with the Company commenced on June 16, 1997. The agreement is for an indefinite period and shall terminate upon written notice by the Company, notice of his election to terminate, or the Company terminates his employment for cause. Minimum notice of termination by the Company, except for cause, is one year from the end of a calendar quarter. Mr. Kruger's annual base salary commencing April 1, 2005 is currently $320,000. In addition, the employment agreement provides for an annual bonus in an amount up to 35% of his annual base salary, subject to the satisfaction of reasonable performance goals established by the board. In addition, Mr. Kruger has a "change of control" agreement whereby he is entitled to 12 months salary in the event he is terminated as the result of a change of control of the Company.

MANAGEMENT BONUS INCENTIVE PLAN

        The Company provides a management bonus incentive plan based on operating goals agreed upon by the Board of Directors and individual MBO's (Management by Objectives), both established on or about the beginning of each fiscal year. The incentive bonus can range up to forty-five percent (45%) of salary for key managers to fifty-three percent (53%) for the President, International Operations and to ninety percent (90%) for the Chief Executive Officer.

OPTION GRANTS IN FISCAL YEAR 2005

                      OPTIONS GRANTED IN FISCAL YEAR 2005
                               (Individual Grants)

        The following table provides information as to options granted to the Company's Chief Executive Officer during the fiscal year ended September 30, 2005. All such options were granted under the Company's 1996 Stock Option Plan.

                                                                                                        POTENTIAL REALIZABLE
                                                                                                          VALUE AT ASSUMED
                                                                                                        ANNUALIZED RATES OF
                                                                                                      STOCK PRICE APPRECIATION
                         NUMBER OF SECURITIES   PERCENT OF TOTAL   EXERCISE OR                           FOR OPTION TERM (1)
                          UNDERLYING OPTIONS    OPTIONS GRANTED    BASE PRICE        EXPIRATION      --------------------------
                              GRANTED (#)         TO EMPLOYEES       ($/SH)             DATE               5%         10%
----------------------- ---------------------- ------------------ ------------- -------------------- ------------ -------------
Guy L. Mayer ..........         250,000               40.2%          $ 2.60       January 3, 2015       $547,000    $604,000
                                 50,000                8.0%          $ 4.17      September 26, 2015      $30,900     $42,300

----------------
(1) Potental realizable value is based on the assumption that the Common Stock appreciates at the annual rate shown (compounded annually) from the due date of grant until the expiration of the option term. These numbers are calculated based on the requirements of the SEC and do not reflect the Company's estimate of future price growth.

        The following table sets forth the value of the unexercised options at September 30, 2005. No options were exercised during this fiscal year. The market price of the Company's common stock at September 30, 2005 was $4.56.


                                                FY-END OPTION VALUES


                                                 NUMBER OF UNEXERCISED                  VALUE OF UNEXERCISED
                                                      OPTIONS AT                       IN-THE-MONEY OPTIONS AT
                                                  SEPTEMBER 30, 2005                     SEPTEMBER 30, 2005
                                         -------------------------------------- --------------------------------------
NAME                                        EXERCISABLE       UNEXERCISABLE        EXERCISABLE       UNEXERCISABLE
----                                     ------------------ ------------------- ------------------ -------------------
Guy L. Mayer ...........................         75,000             225,000        $   127,375       $     382,125
Manfred K. Kruger ......................        590,625               9,375        $ 1,363,600       $      12,094
George Lombardi ........................        213,000               5,000        $   542,475       $       9,450
Dr. Karl Koschatzky ....................        104,168              22,500        $   258,087       $      28,350

401(K) PLAN

        The Board of Directors of the Company approved a tax-deferred investment plan (the "401(k) Plan") effective in 1991. All full-time employees of the Company may elect to participate in the 401(k) Plan, once he or she has completed six (6) months of service to the Company. Under the 401(k) Plan, a participating employee is given an opportunity to make an elective contribution under a salary deferral savings arrangement of up to the maximum allowed by law. In addition, the Company makes a separate matching contribution, in an amount equal to fifty percent (50%) of the amount contributed by the employee. An employee of the Company may elect to retire after attaining age 65. At that time, the total amount contributed, plus any accumulated earnings, will be used to provide a lump sum payment to any retiring participant in the 401(k) Plan. Participants terminating employment prior to normal retirement date will be fully vested in their own elective contribution. Funds accumulated from the Company's matching contributions will vest over a six (6) year period. During Fiscal 2005, Mr. Lombardi participated in the 401(k) Plan at eleven percent (11%) of his salary.

EQUITY COMPENSATION PLAN INFORMATION

        The following table sets forth certain information regarding the Company's 1996 Stock Option Plan as of January 23, 2006.

                                                          (A)                   (B)                      (C)
                                                                                                NUMBER OF SECURITIES
                                                  NUMBER OF SECURITIES    WEIGHTED-AVERAGE      REMAINING AVAILABLE
                                                   TO BE ISSUED UPON     EXERCISE PRICE OF      FOR FUTURE ISSUANCE
                                                      EXERCISE OF           OUTSTANDING        (EXCLUDING SECURITIES
                                                  OUTSTANDING OPTIONS,   OPTIONS, WARRANTS          REFLECTED IN
PLAN CATEGORY                                     WARRANTS AND RIGHTS       AND RIGHTS               COLUMN (A))
-------------                                     -------------------       ----------               -----------
Equity compensation plan approved by
      Securities holders (1) ..................        2,491,368               $2.64                    520,803
Equity compensation plan not approved by
      Securities holders ......................              -0-                 -0-                        -0-
                                                      -----------           ----------               -----------

     Total                                             2,491,368               $2.64                    520,803

----------------
(1) Reflects options to purchase shares of the Company's common stock and shares available for issuance under the Company's 1996 Stock Option Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The Compensation Committee consists of Drs. Turner and Helderman and Mr. Freeman. There are no "interlocks" as defined by the SEC with respect ot any member of the committee.

COMPENSATION COMMITTEE REPORT

        The following Report of the Compensation Committee and the information under the heading Performance Graph below shall not be deemed incorporated by reference by any general statement incorporating by reference into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934 together, the "Acts"), except to the extent that the Company specifically incorporates the information by reference, and shall not otherwise be deemed filed under the Acts.

        The Compensation Committee oversees the Company's compensation program. The goals of the Company's compensation program are to attract, retain, motivate and reward highly qualified management personnel and to provide them with long-term career opportunities. The Company's compensation philosophy is to provide its executives with a competitive total compensation package which motivates superior job performance, the achievement of the Company's business objectives, and the enhancement of shareholder value.

        Compensation of the Company's executive officers is reviewed annually by the Board of Directors and the Compensation Committee. Changes proposed for these employees are evaluated and approved by the Compensation Committee on an individual basis. The Company's general approach to compensating executive officers is to pay cash salaries which generally are competitive within ranges of salaries paid to executives of other similar companies, although the Company does not attempt to meet salary levels of such companies. Instead, the Committee sets overall compensation at a level it believes to be fair, based upon a subjective analysis of the individual executive's experience and past and potential contributions to the Company. The Committee also establishes bonus goals for executive officers so as to compensate them on a performance basis. To assist in determining appropriate overall compensation, the Compensation Committee also reviews information regarding the Company's revenues and income.

        Stock option grants to employees of the Company, including the Chief Executive Officer, are made at the discretion of the Compensation Committee pursuant to the Company's 1996 Stock Option Plan. Factors and criteria to be used by the Committee in the award of stock options include individual responsibilities, individual performance and direct and indirect contributions to the profitability of the Company.

                                        Respectfully submitted,
                                        The Compensation Committee


                                        Dr. Carlton E. Turner, Chairman
                                        Dr. J. Harold Helderman
                                        Neal B. Freeman

REPORT OF THE AUDIT COMMITTEE

        In connection with its duty to ensure the independence of the Company's auditors, and consistent with "Independence Standards Board Standard No. 61", the Audit Committee met with the Company's independent public accountants to discuss the auditor's independence. Based on those discussions, the Audit Committee and the independent accountants collectively concluded that there were no relationships between the auditor and its related entities and the Company and its related entities, which in the auditor's professional judgment may reasonably be thought to bear on its independence and no written disclosure of such relationships by the auditors was warranted under such circumstances. The Audit Committee received a confirmation letter from the Company's accountants that, in its professional judgment, the auditor is independent of the Company within the meaning of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Audit Committee also discussed with the independent public accountants the plans for the audit engagement, approved the services to be performed, determined the range of audit and non-audit fees, and reviewed the Company's system of internal accounting and controls.

        Following the completion of the auditors' examination of the Company's financial statements, with management present, the Audit Committee reviewed and discussed with the independent auditors the results of the auditors' examination of the financial statements, and the audited financial statements for the fiscal year ended September 30, 2005 ("Fiscal Year 2005"). In addition, the Audit Committee and management engaged in an open and frank discussion with the auditors of such matters as the consistency of the Company's accounting policies and their application, and the clarity, faithfulness, verifiability, neutrality and completeness of the accounting information included in the Company's financial statements, and all other communications required to be addressed by generally accepted auditing standard, including those describe in "Statement on Auditing Standards No. 61 -- Communications with Audit Committees". Based on the foregoing reviews and discussions, the Audit Committee recommended to the full Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for Fiscal Year 2005 and filed with the Securities and Exchange Commission. The Audit Committee also recommended the reappointment of the independent auditors for the Company's fiscal year ending September 30, 2006, subject to shareholder approval, and the Board of Directors concurred in such recommendation.

                                        Respectfully submitted,
                                        The Audit Committee


                                        G. Russell Cleveland, Chairman
                                        Udo Henseler, Ph.D
                                        Adrian J.R. Smith

PERFORMANCE GRAPH

        The following graph shows a comparison of cumulative five (5) year total stockholder returns for the Company's Common Stock, with the cumulative return of the AMEX Stock Market -- U.S. Index and an industry peer group. The industry peer group of companies selected by the Company is made up of the Company's publicly held competitors in the Medical Device industry. The graph assumes the investment of $100 on September 30, 2000. The comparisons reflected in the table and graph, however, are not intended to forecast the future performance of the Common Stock and may not be indicative of such future performance.

                     COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
                           AMONG TUTOGEN MEDICAL INC.,
                     AMEX MARKET INDEX AND PEER GROUP INDEX








                               [PERFORMANCE GRAPH]










                    ASSUMES $100 INVESTED ON SEPT. 30, 2000
                          ASSUMES DIVIDEND REINVESTED
                        FISCAL YEAR ENDING SEPT. 30, 2005

              COMPARISON OF CUMULATIVE TOTAL RETURN OF ONE OR MORE COMPANIES, PEER GROUPS, INDUSTRY INDEXES AND/OR BROAD MARKETS

                                                        FISCAL YEAR ENDING
                                     ---------------------------------------------------------
COMPANY / INDEX / MARKET             9/30/00   9/30/01   9/30/02   9/30/03   9/30/04   9/30/05
------------------------             -------   -------   -------   -------   -------   -------
Tutogen Medical Inc. ............     100.00     40.85     48.34     86.81     50.89     77.62
NASDAQ Medical  Device ..........     100.00     97.71     91.18    123.43    143.36    162.71
AMEX Market Index ...............     100.00     74.98     81.46    100.67    116.21    140.67

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of January 23, 2006, by
(i) each person known to the Company to own beneficially more than 5% of its Common Stock, (ii) each director and executive officer of the Company, and (iii) all directors and executive officers as a group. As of January 23, 2006, there were approximately 15,950,460 shares of Common Stock issued and outstanding.

                                                          AMOUNT AND NATURE            PERCENTAGE
NAME AND ADDRESS OF BENEFICIAL OWNER                  OF BENEFICIAL OWNER (1)(2)      OF CLASS (3)
------------------------------------                  --------------------------      ------------
SPV 1996 LP..........................................       1,896,794                    11.90%
  101 Finsbury Pavement
  London, England
  EC2A 1EJ
Zimmer CEP (formerly Centerpulse) USA Holding Co. ...       5,297,124                    33.25%
  Subsidiary of Zimmer Holdings, Inc.
  345 East Main Street
  Warsaw, IN 46580
G. Russell Cleveland (4).............................          99,800                       *
Roy D. Crowninshield (5).............................          47,500                       *
Neal B. Freeman (6)..................................          20,000                       *
Dr. J. Harold Helderman (7)..........................         102,500                       *
Udo Henseler, PhD (8)................................          10,000                       *
Dr. Karl Koschatsky (8)..............................         107,918                       *
Manfred K. Kruger (8)................................         590,625                     3.57%
George Lombardi (8)..................................         218,000                     1.35%
Guy L. Mayer (8).....................................         137,500                       *
Adrian J. R. Smith (8)...............................          10,000                       *
Carlton E. Turner (8)................................          42,500                       *
All directors and officers as a group (11 persons)...       1,386,343                     8.08%

----------------
*       Less than 1%

(1) In accordance with Rule 13d-3 promulgated pursuant to the Exchange Act, a person is deemed to be the beneficial owner of the security for purposes of the rule if he or she has or shares voting power or dispositive power with respect to such security or has the right to acquire such ownership within sixty days. As used herein, "voting power" is the power to vote or direct the voting of shares and "dispositive power" is the power to dispose or direct the disposition of shares, irrespective of any economic interest therein.

(2) Except as otherwise indicated by footnote, the persons named in the table have sole voting and investment power with respect to all of the common stock beneficially owned by them.

(3) In calculating the percentage ownership for a given individual or group, the number of shares of common stock outstanding includes unissued shares subject to options, warrants, rights or conversion privileges exercisable within sixty days after January 23, 2006 held by such individual or group.

(4) Includes 42,500 shares of common stock issuable upon exercise of options exercisable within sixty (60) days. Mr. Cleveland is the President and majority shareholder of Renaissance Capital Group, Inc. His business address is 8080 N. Central Expressway, Suite 210-LB 59, Dallas, TX 75206.

(5) Includes 27,500 shares of common stock issuable upon exercise of options and warrants exercisable within sixty (60) days.

(6) Includes 10,000 of common stock issuable upon exercise of options and warrants exercisable within sixty (60) days.

(7) Includes 82,500 of common stock issuable upon exercise of options and warrants exercisable within sixty (60) days.

(8) All of the shares of common stock beneficially owned by Messrs. Henseler, Koschatzky, Kruger, Lombardi, Mayer, Smith and Turner are derivative securities issuable upon exercise of options exercisable within sixty (60) days.

                              RELATED TRANSACTIONS

        The Company has an exclusive license and distribution agreement with Zimmer Spine, a wholly owned subsidiary of Zimmer Holdings, Inc., whereby Zimmer Spine has been granted the right to act as the Company's exclusive distributor of bone tissue for spinal applications in the United States. For the year ended September 30, 2005, Spine revenues were $3.3 million.

        The Company has also engaged Zimmer Dental, a wholly owned subsidiary of Zimmer Holdings, Inc., to act as an exclusive distributor for the Company's bone tissue for dental applications in the United States and certain international markets. For the year ended September 30, 2005, Zimmer Dental was paid commissions aggregating approximately $6.1 million on revenues of $13.8 million.

        Zimmer CEP (formerly Centerpulse) USA Holding Co. is the owner of approximately 33.3% of the Company's outstanding shares of Common Stock.

                     PRINCIPAL ACCOUNTING FEES AND SERVICES

        The following table represents the aggregate fees billed for professional audit services rendered to the Company by Deloitte & Touche, LLP for the audit of the Company's annual financial statements for the years ended September 30, 2005 and 2004, and all fees billed for other services by Deloitte & Touche LLP during those periods:

        YEAR ENDED SEPTEMBER 30,                       2005           2004
        ------------------------                   ------------   ------------
        Audit fees (1)                                $143,000       $105,500
        Audit-related fees (2)                          55,000         27,900
        Tax fees (3)                                     4,000          3,100
        All other fees (4)                                   -              -
                                                   ------------   ------------
        Total Accounting Fees and Services            $202,000       $136,500
                                                   ============   ============

----------------
(1) AUDIT FEES. These are fees for professional services for the audit of the Company's annual financial statements, and for the review of the financial statements included in the Company's filings on Form 10Q and for services that are normally provided in connection with statutory and regulatory filings or engagements.

(2) AUDIT-RELATED FEES. These are fees for the assurance and related services reasonably related to the performance of the audit or the review of the Company's financial statements.

(3) TAX FEES. These are fees for professional services with respect to tax compliance, tax advice, and tax planning.

(4) ALL OTHER FEES. These are fees for permissible work that does not fall within any of the other fee categories, i.e., Audit Fees, Audit-Related Fees, or Tax Fees.

PRE-APPROVAL POLICY FOR AUDIT AND NON-AUDIT SERVICES

        The Company's Audit Committee has responsibility for the approval of all audit and non-audit services before the Company engages an accountant. All of the services rendered to the Company by Deloitte & Touche for the fiscal years ended September 30, 2005 and 2004 were pre-approved by the Audit Committee before the engagement of the auditors for such services.

        In accordance with the rules and regulations of the U.S. Securities and Exchange Commission relating to the independence of auditors, the Company's pre-approval policies and procedures are detailed as to particular services, require that the Audit Committee be informed of each service, and prohibit the delegation of any pre-approval responsibilities to the Company's management.

        The Company's pre-approval policy expressly provides for the annual pre-approval of all audit, audit-related and all non-audit services proposed to be rendered by the independent auditor for the fiscal year, as specifically described in the auditor's engagement letter, such annual pre-approval to be performed by the Audit Committee. The policy also provides that all additional engagements of the auditor that were not approved in the annual pre-approval process, and all engagements that are anticipated to exceed previously approved thresholds, shall be presented by the Chief Executive Officer or Chief Financial Officer of the Company to the Audit Committee for pre-approval, on a case-by-case basis, before management engages the auditors for any such purposes. The Audit Committee is authorized to delegate, to one or more of its members, the authority to pre-approve certain permitted services.

        All pre-approvals shall be contingent on a finding, by the Audit Committee, or delegates thereof, as the case may be, that the provision of the proposed services by the Company's auditor is compatible with the maintenance of the auditor's independence in the conduct of its auditing functions. In no event shall any non-audit related service be approved that would result in the independent auditor no longer being considered independent under the applicable rules and regulations of the Securities and Exchange Commission.

                               VOTING SECURITIES

        Under the Florida Business Corporation Act ("FBCA"), directors are elected by a plurality of the votes cast at a meeting in which a quorum is present. In connection with an election of directors, votes may be cast in favor of, or withheld from, each nominee. Votes withheld from a nominee will be counted in determining whether a quorum has been reached. However, since directors are elected by a plurality, votes withheld from a nominee or nominees will be excluded entirely and will not be counted as a vote cast in an election of directors.

        In connection with the proposals to approve the Company's Incentive and Non Statutory Stock Option Plan and to ratify the Company's auditors, votes may be cast "For" or "Against" a proposal, or a Shareholder may "Abstain" from voting on the proposal or proposals. Under the FBCA, at a meeting where a quorum is present, all matters submitted to Shareholders (other than an election of directors) are approved if the vote's cast in favor of the action exceeds the vote's cast in opposition to the matter presented (unless the Articles of Incorporation or state law requires a greater number of votes). Accordingly, with respect to any proposal coming before the Annual Meeting, other than the election of Directors, all abstentions and broker non-votes will be counted as present for purposes of determining the existence of a quorum, but since they are neither a vote cast in favor of, or a vote cast against, a proposed action, abstentions and broker non-votes will not be counted as a vote cast on any matter coming before the meeting. A broker non-vote generally occurs when a broker, who holds shares in street name for a customer, does not have authority to vote on certain non-routine matters because its customer has not provided any voting instructions on the matter.

        Each Common Share outstanding on the Record Date entitles the record holder thereof to cast one vote with respect to each matter to be voted upon.

                 DEADLINE FOR SUBMITTING SHAREHOLDER PROPOSALS
                           FOR THE 2007 ANNUAL MEETING

        Under the applicable laws of the Securities and Exchange Commission, Shareholder proposals may be eligible for inclusion in the Company's proxy statement and form of proxy that are mailed to all Shareholders in advance of the annual meeting. A Shareholder is eligible to submit a proposal for inclusion in the Company's proxy materials, if at such time the Shareholder owns at least one percent (1%) or $2,000 in market value of the Company's Common Stock. In addition, the Shareholder must have held such shares for at least one (1) year, and must continue to own such shares through the date of the 2007 Annual Meeting. Eligible Shareholders who wish to submit a proposal for inclusion in the Company's proxy materials for the 2007 Annual Meeting of Shareholders should submit the proposal(s), in writing, to the Office of the Secretary of the Company at the address set forth on the first page of this Proxy Statement. All such proposals must be received at the Office of the Secretary no later than October 15, 2006. The proposal must be in the form required by applicable rules of the Commission.

        Alternatively, Shareholders who wish to have a proposal presented at the 2007 Annual Meeting, but are not seeking to include the proposals in the Company's written proxy materials mailed to shareholders prior to the meeting, should submit the proposals to the Office of the Secretary of the Company between December 15, 2006 and January 31, 2007. There are no shareholder eligibility requirements for Shareholders who not seeking to include their proposals in the Company's written proxy materials. However, the proposals must include (i) a brief description of the matter to be brought before the Annual Meeting and the reasons therefore, (ii) the name and record address of the Shareholder proposing the matter, (iii) the class and number of shares beneficially owned by the Shareholder, (iv) any material interest of the Shareholder, an immediate family member of the Shareholder, or an affiliate of the Shareholder in the proposed matter; and (v) any other information which is reasonably required in order to make the proposal not materially misleading. If the Chairman of the 2006 Annual Meeting determines that a matter has not been properly brought before the meeting in accordance with the foregoing procedures, such matter will not be presented and no action will be taken thereon at the Annual Meeting.

                                  ANNUAL REPORT

        The Company's annual report for the year ended September 30, 2005 (the "Annual Report") accompanies this proxy statement. The Annual Report contains a copy of the Company's Form 10-K Report (without exhibits) for the year then ended.

                               SOLICITATION COSTS

        The Company will bear the costs of preparing, assembling and mailing the Proxy Statement, the proxy card, and the 2005 Annual Report in connection with the Annual Meeting. In addition to the use of the mail to solicit proxies for the Annual Meeting, certain employees of the Company may be utilized by the Company to solicit Shareholders' proxies by telephone, telegraph or in person. Such employees will not receive additional compensation for such services to the Company. Arrangements may be made with banks, brokerage houses, and other institutions, nominees, and fiduciaries, to forward the proxy materials to beneficial owners and to obtain authorization from beneficial owners for the execution of proxies. The Company will, upon request, reimburse those persons and entities for expenses incurred in forwarding proxy materials to beneficial owners.

                                 OTHER MATTERS

        At the time of the preparation of this Proxy Statement, the Board of Directors of the Company had not been informed of any matters which would be presented for action at the 2007 Annual Meeting, other than the proposals specifically identified in the Notice of Annual Meeting of Shareholders and described above. If any other matters are properly submitted for action at the Annual Meeting, it is intended that the persons named in the accompanying proxy card will vote or refrain from voting on such matters in accordance with their best judgment, after consultation with the Board of Directors.


                                        By Order of the Board of Directors



                                        /s/ Roy D. Crowninshield, Ph.D.
                                        -------------------------------
                                        Roy D. Crowninshield, Ph.D.
                                        Chairman of the Board

February 6, 2006
Alachua, Florida

                                                                       EXHIBIT A

                             TUTOGEN MEDICAL, INC.

                          INCENTIVE AND NON-STATUTORY
                                STOCK OPTION PLAN

SECTION 1.      PURPOSE

        This Incentive and Non-Statutory Stock Option Plan (the "Plan") is intended as a performance incentive for officers and employees of Tutogen Medical, Inc., a Florida corporation (the "Company") or its Subsidiaries (as hereinafter defined) and for certain other individuals providing services to or acting as directors of the Company or its Subsidiaries, to enable the persons to whom options are granted (an "Optionee" or "Optionees") to acquire or increase a proprietary interest in the success of the Company. The Company intends that this purpose will be effected by the granting of incentive stock options ("Incentive Options") as defined in Section 422A(b) of the Internal Revenue Code of 1986 (the "Code") and other stock options ("Non-statutory Options") under the Plan.

SECTION 2.      OPTIONS TO BE GRANTED AND ADMINISTRATION

        2.1 OPTIONS TO THE GRANTED. Options granted under the Plan may be either Incentive Options or Non-statutory Options.

        2.2 ADMINISTRATION BY THE BOARD. This Plan shall be administered by the Board of Directors of the Company (the "Board"). The Board shall have full and final authority to operate, manage and administer the Plan on behalf of the Company. This authority includes, but is not limited to: (i) the power to grant options conditionally or unconditionally; (ii) the power to prescribe the form or forms of the instruments evidencing options granted under this Plan; (iii) the power to interpret the Plan; (iv) the power to provide regulations for the operation of the incentive features of the Plan, and otherwise to prescribe regulations for interpretation, management and administration of the Plan; (v) the power to delegate responsibility for Plan operation, management and administration on such terms, consistent with the Plan, as the Board may establish; (vi) the power to delegate to other persons the responsibility for performing ministerial acts in furtherance of the Plan's purpose; and (vii) the power to engage the services of persons or organizations in furtherance of the Plan's purpose, including but not limited to, banks, insurance companies, brokerage firms and consultants.

        In addition, as to each option, the Board shall have full and final authority in its discretion: (i) to determine the number of shares subject to each option; (ii) to determine the time or times at which options will be granted; (iii) to determine the time or times when each option shall become exercisable and the duration of the exercise period, which shall not exceed the limitations specified in Section 5.1.1; and (iv) to determine the option price for the shares subject to each option, which price shall be subject to the applicable requirements, if any, of Section 5.1.4 hereof.

        2.3 APPOINTMENT AND PROCEEDINGS OF COMMITTEE. The Board may appoint a Stock Option Committee (the "Committee"), which shall consist of at least three members of the Board. The Board may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed, and may fill vacancies, however caused, in the Committee. The Committee shall select one of its members as its chairman and shall hold its meetings at such times and places as it shall deem advisable. A majority of its members shall constitute a quorum, and all actions of the Committee shall be taken by a majority of its members. Any action may be taken by a written instrument signed by all of the members, and any action so taken shall be as fully effective as if it had been taken by a vote of a majority of the members at a meeting duly called and held.

        2.4 POWERS OF COMMITTEE. Subject to the provisions of this Plan and the approval of the Board, the Committee shall have the power to make recommendations to the Board as to whom options should be granted, the number of shares to be covered by each option, the time or times of option grants, and the terms and conditions of each option. In addition, the Committee shall have authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, and to exercise the administrative and ministerial powers of the Board with regard to aspects of the Plan other than the granting of options. The interpretation and construction by the Committee of any provisions of the Plan or of any option granted hereunder and the exercise of any power delegated to it hereunder shall be final, unless otherwise determined by the Board. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted hereunder.

SECTION 3.      STOCK

        3.1 SHARES SUBJECT TO PLANS. The stock subject to the options granted under the Plan shall be shares of the Company's authorized but unissued common stock, par value $.01 per share ("Common Stock"). The total number of shares that may be issued pursuant to options granted under the Plan shall not exceed an aggregate of 1,000,000 shares of Common Stock.

        3.2 LAPSED OR UNEXERCISED OPTIONS. Whenever any outstanding option under the Plan expires, is cancelled or is otherwise terminated (other than by exercise), the shares of Common Stock allocable to the unexercised portion of such option shall be restored to the Plan and be available for the grant of other options under the Plan.

SECTION 4.      ELIGIBILITY

        4.1 ELIGIBLE OPTIONEES. Incentive options may be granted only to officers and other employees of the Company or its Subsidiaries, including members of the Board who are also employees of the Company or a Subsidiary. Non-statutory options may be granted to officers or other employees of the Company or its Subsidiaries and to certain other individuals, including non-employee directors, providing services to the Company or its Subsidiaries.

        4.2 LIMITATIONS ON 10% STOCKHOLDERS. No Incentive Option shall be granted to an individual who, at the time the Incentive Option is granted, owns (including ownership attributed pursuant to Section 425(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any parent or Subsidiary of the Company (a "greater-than 10% stockholder"), unless such Incentive Option provides that (i) the purchase price per share shall not be less than one hundred ten percent (110%) of the fair market value of the Common Stock at the time such Incentive Option is granted, and (ii) that such Incentive Option shall not be exercisable to any extent after the expiration of five years from the date it is granted.

        4.3 LIMITATION ON EXERCISABLE OPTIONS. The aggregate fair market value (determined at the time the Incentive Option is granted) of the Common Stock with respect to which Incentive Options are exercisable for the first time by any person during any calendar year under the Plan and under any other option plan of the Company (or a parent or subsidiary as defined in Section 425 of the Code) shall not exceed $100,000. Any option granted in excess of the foregoing limitation shall be specifically designated as being a Non-statutory Option.

SECTION 5.      TERMS OF THE OPTION AGREEMENTS

        5.1 MANDATORY TERMS. Each option agreement shall contain such provisions as the Board or the Committee shall from time to time deem appropriate, and shall include provisions relating to the method of exercise, payment of exercise price, adjustments on changes in the Company's capitalization and the effect of a merger, consolidation, liquidation, sale or other disposition of or involving the Company. Option agreements need not be identical, but each option agreement by appropriate language shall include the substance of all of the following provisions:

                5.1.1 EXPIRATION. Notwithstanding any other provision of the Plan or of any option agreement, each option shall expire on the date specified in the option agreement, which date shall not be later than the tenth anniversary of the date on which the option was granted (fifth anniversary in the case of a greater-than 10% stockholder).

                5.1.2 EXERCISE. Each option shall be deemed exercised when (i) the Company has received written notice of such exercise in accordance with the terms of the option, (ii) full payment of the aggregate option price of the shares of Common Stock as to which the option is exercised has been made, and
(iii) arrangements that are satisfactory to the Board or the Committee in its sole discretion have been made for the optionee's payment to the Company of the amount that is necessary for the Company or Subsidiary employing the optionee to withhold in accordance with applicable Federal or state tax withholding requirements. Unless further limited by the Board or the Committee in any option, the option price of any shares of Common Stock purchased shall be paid in cash, by certified or official bank check, by money order, with shares of Common Stock or by a combination of the above; provided further, however, that the Board or the Committee in its sole discretion may accept a personal check in full or partial payment of any shares of Common Stock. If the exercise price is paid in whole or in part with shares, the value of the shares surrendered shall be their fair market value on the date the option is exercised as determined in accordance with Section 5.1.4 hereof. No optionee shall be deemed to be a holder of any shares of Common Stock subject to an option unless and until a stock certificate or certificates for such shares of Common Stock are issued to such person(s) under the terms of the Plan. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as expressly provided in Section 6 hereof. No optionee shall be deemed to be a holder of any shares of Common Stock subject to an option unless and until a stock certificate or certificates for such shares of Common Stock are issued to such person(s) under the terms of the Plan.

                5.1.3 EVENTS CAUSING IMMEDIATE EXERCISE. Unless otherwise provided in any option, each outstanding option shall become immediately fully exercisable.

                        5.1.3.1 if there occurs any transaction (which shall include a series of transactions occurring within 60 days or occurring pursuant to a plan), that has the result that stockholders of the Company immediately before such transaction cease to own at least 51 percent of the voting stock of the Company or of any entity that results from the participation of the Company in a reorganization, consolidation, merger, liquidation or any other form of corporate transaction;

                        5.1.3.2 if the stockholders of the Company shall approve a plan of merger, consolidation, reorganization, liquidation or dissolution in which the Company does not survive (unless the approved merger, consolidation, reorganization, liquidation or dissolution is subsequently abandoned); or

                        5.1.3.3 if the stockholders of the Company shall approve a plan for the sale, lease, exchange or other disposition of all or substantially all the property and assets of the Company (unless such plan is subsequently abandoned).

        The Board or the Committee may in its sole discretion accelerate the date on which any option may be exercised and may accelerate the vesting of any shares of Common Stock subject to any option or previously acquired by the exercise of any option.

                5.1.4 PURCHASE PRICE. The purchase price per share of the Common Stock under each Incentive Option shall be not less than the fair market value of the Common Stock on the date the option is granted (110% of the fair market value in the case of a greater-than 10% stockholder). The price at which shares may be purchased pursuant to Non-statutory Options shall be specified by the Board at the time the option is granted, and may be less than, equal to or greater than the fair market value of the shares of Common Stock on the date such Non-statutory Option is granted, but shall not be less than the par value of shares of Common Stock.

        For the purpose of the Plan, the "fair market value" per share of Common Stock on any date of reference shall be the Closing Price of the Common Stock of the Company which is referred to in either clause (i), (ii) or (iii) below, on the business day immediately preceding such date, or if not referred to in either clause (i), (ii) or (iii) below, "fair market value" per share of Common Stock shall be such value as shall be determined by the Board or the Committee, unless the Board or the Committee in its sole discretion shall determine otherwise in a fair and uniform manner. For this purpose, the Closing Price of the Common Stock on any business day shall be (i) if the Common Stock is listed or admitted for trading on any United States national securities exchange, or if actual transactions are otherwise reported on a consolidated transaction reporting system, the last reported sale price of Common Stock on such exchange or reporting system, as reported in any newspaper of general circulation, (ii) if the Common Stock is quoted on the National Association of Securities Dealers Automated Quotations System ("NASDAQ"), or any similar system of automated dissemination of quotations of securities prices in common use, the mean between the closing high bid and low asked quotations for such day of Common Stock on such system, or (iii) if neither clause (i) or (ii) is applicable, the mean between the high bid and low asked quotations for the Common Stock as reported by the National Quotation Bureau, Incorporated if at least two securities dealers have inserted both bid and asked quotations for Common Stock on at least five of the ten preceding days.

                5.1.5 TRANSFERABILITY OF OPTIONS. Incentive options granted under the Plan and the rights and privileges conferred thereby may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will or by applicable laws of descent and distribution, and shall not be subject to execution, attachment or similar process. Upon any attempt so to transfer, assign, pledge, hypothecate or otherwise dispose of any Incentive Option under the Plan or any right or privilege conferred hereby, contrary to the provisions of the Plan, or upon the sale or levy or any attachment or similar process upon the rights and privileges conferred hereby, such option shall thereupon terminate and become null and void. Non-statutory Options shall be transferable to the extent provided in the option agreements under which they are granted.

                5.1.6 TERMINATION OF EMPLOYMENT OR DEATH OF OPTIONEE. Except as may be otherwise expressly provided in the terms and conditions of the option granted to an Optionee, options granted hereunder shall terminate on the earlier to occur of:

                        5.1.6.1 the date of expiration thereof; or

                        5.1.6.2 other than the case of death of the Optionee or disability of the Optionee within the meaning of Section 22(e)(3) of the Code ("disability"), (A) ninety (90) days after termination of the employment between the Company and the Optionee in the case of an Incentive Option (thirty (30) days if termination of employment is for cause), and (B) ninety (90) days after termination of the employment or other relationship between the Company and the Optionee (thirty (30) days if termination is for cause), unless such termination provision is waived by resolution adopted by the Board within thirty (30) days of the termination of such relationship, in the case of a Non-statutory Option.

        Except as may otherwise be expressly provided in the terms and conditions of the option granted to an Optionee, in the event of the death of an Optionee while in an employment or other relationship with the Company and before the date of expiration of such option, such option shall terminate on the earlier of such date of expiration or one hundred eighty (180) days following the date of such death. After the death of the Optionee, his executors, administrators or any person or persons to whom his option may be transferred by will or by laws of descent and distribution, shall have the right, at any time prior to such time termination, to exercise the option to the extent the Optionee was entitled to exercise such option immediately prior to his death.

        Except as may otherwise be expressly provided in the terms and conditions of the option granted to an Optionee, if an Optionee's employment or other relationship with the Company terminates because of a disability, the Optionee's option shall terminate on the earlier of the date of expiration thereof or one hundred eighty (180) days following the termination of such relationship; and unless by its terms it sooner terminates and expires during such one hundred eighty (180) day period, the Optionee may exercise that portion of his or her option which is exercisable at the time of termination of such relationship.

        An employment relationship between the Company and the Optionee shall be deemed to exist during any period during which the Optionee is employed by the Company or by any Subsidiary. Whether authorized leave of absence or absence on military government service shall constitute termination of the employment relationship between the Company and the Optionee shall be determined by the Board at the time thereof.

                5.1.7 RIGHTS OF OPTIONEES. No Optionee shall be deemed for any purpose to be the owner of any shares of Common Stock subject to any option unless and until (i) the option shall have been exercised pursuant to the terms thereof, (ii) the Company shall have issued and delivered the shares of the Optionee, and (iii) the Optionee's name shall have been entered as a stockholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such shares of Common Stock.

        5.2. CERTAIN OPTIONAL TERMS. The Board may in its discretion provide, upon the grant of any option hereunder, that the Company shall have an option to repurchase all or any number of shares purchased upon exercise of such option. The repurchase price per share payable by the Company shall be such amount or be determined by such formula as is fixed by the Board at the time the option for the shares subject to repurchase was granted. The Board may also provide that the Company shall have a right of first refusal with respect to the transfer or proposed transfer of any shares purchased upon exercise of an option granted hereunder. In the event the Board shall grant options subject to the Company's repurchase rights or rights of first refusal, the certificate or certificates representing the shares purchased pursuant to such option shall carry a legend satisfactory to counsel for the Company referring to the Company's repurchase option.

SECTION 6.      ADJUSTMENT OF SHARES OF COMMON STOCK

        6.1 INCREASE OR DECREASE OF OUTSTANDING SHARES. If at any time while the Plan is in effect or unexercised options are outstanding, there shall be any increase or decrease in the number of issued and outstanding shares of Common Stock through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of shares of Common Stock, then and in such event (i) appropriate adjustment shall be made in the maximum number of shares of Common Stock available for grant under the Plan, so that the same percentage of the Company's issued and outstanding shares of Common Stock shall continue to be subject to being so optioned, and (ii) appropriate adjustment shall be made in the number of shares and the exercise price per share of Common Stock thereof then subject to any outstanding option, so that the same percentage of the Company's issued and outstanding shares of Common Stock shall remain subject to purchase at the same aggregate exercise price.

        6.2 DISCRETIONARY ADJUSTMENT. Subject to the specific terms of any option, the Board or the Committee may change the terms of options outstanding under this Plan, with respect to the option price or the number of shares of Common Stock subject to the options, or both, when, in the sole discretion of the Board or the Committee, such adjustments become appropriate by reason of a corporate transaction described in Section 5.1.4 hereof.

        6.3 CONVERSION OF SHARES. Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with direct sale or upon the exercise of rights or warrants to subscribe therefore, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to the number of or exercise price of shares of Common Stock then subject to outstanding options granted under the Plan.

        6.4 GENERAL. Without limiting the generality of the foregoing, the existence of outstanding options granted under the Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business; (ii) any merger or consolidation of the Company; (iii) any issue by the Company of debt securities, or preferred or preference stock that would rank above the shares subject to outstanding options; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.

SECTION 7.      AMENDMENT OF THE PLAN

        The Board may amend the Plan at any time, and from time to time, subject to the limitation that no amendment shall be effective unless approved by the stockholders of the Company in accordance with applicable law and regulations at an annual or special meeting held within twelve (12) months before or after the date of adoption of such amendment, in any instance in which such amendment would: (i) increase the number of shares of Common Stock as to which options may be granted under the Plan; of (ii) change in substance the provisions of Section 4 hereof relating to eligibility to participate in the Plan.

        Rights and obligations under any option granted before any amendment of the Plan shall not be altered or impaired by such amendment, except with the consent of the Optionee.

SECTION 8.      NON-EXCLUSIVITY OF THE PLAN

        Neither the adoption of the Plan by the Board nor the approval of the Plan by the stockholders of the Company shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including without limitation the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

SECTION 9.      GOVERNMENT AND OTHER REGULATIONS; GOVERNING LAW

        The obligation of the Company to sell and delivery shares of Common Stock with respect to options granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by government agencies as may be deemed necessary or appropriate by the Board or the Committee. All shares sold under the Plan shall bear appropriate legends. The Plan shall be governed by and construed in accordance with the laws of the State of Florida.

SECTION 10.     EFFECTIVE DATE OF PLAN

        The effective date of the Plan is December 5, 2005, the date on which it was approved by the Board of Directors of the Company. No option may be granted under the Plan after the tenth anniversary of such effective date.

               [LOGO] TUTOGEN
        ---------------------
        TUTOGEN MEDICAL, INC.

                                                                                000000000.000 ext
                                                                                000000000.000 ext
        MR A SAMPLE                                                             000000000.000 ext
        DESIGNATION (IF ANY)                                                    000000000.000 ext
        ADD 1                                                                   000000000.000 ext
        ADD 2                                                                   000000000.000 ext
        ADD 3                                                                   000000000.000 ext
        ADD 4
        ADD 5
        ADD 6                                                                   C 1234567890     J N T



                                                                                [ ] Mark this box with an X if you have made
                                                                                    changes to your name or address details above.

------------------------------------------------------------------------------------------------------------------------------------
ANNUAL MEETING PROXY CARD
------------------------------------------------------------------------------------------------------------------------------------

[A]  ELECTION OF DIRECTORS
1. The Board of Directors recommends a vote FOR the listed nominees.

                            FOR  WITHHOLD                              FOR  WITHHOLD                               FOR  WITHHOLD

01 - G. Russell Cleveland   [ ]    [ ]       04 - J. Harold Helderman  [ ]    [ ]       07 - Carlton E. Turner     [ ]    [ ]

02 - Neal B. Freeman        [ ]    [ ]       05 - Guy L. Mayer         [ ]    [ ]       08 - Roy D. Crowninshield  [ ]    [ ]

03 - Udo Henseler           [ ]    [ ]       06 - Adrian J.R. Smith    [ ]    [ ]


[B]  ISSUES
The Board of Directors recommends a vote FOR the following proposals.

                                                             FOR  AGAINST  ABSTAIN
2. To adopt an Incentive and Non-Statutory Stock Option      [ ]    [ ]      [ ]        Mark the box to the right if you    [ ]
Plan covering 1,000,000 shares of the Company's                                         plan to attend the meeting
Common Stock.

                                                             FOR  AGAINST  ABSTAIN
3. Ratify the appointment of Deloitte & Touche L.L.P. as     [ ]    [ ]      [ ]
the Company's auditors for the 2006 fiscal year.

                                                             FOR  AGAINST  ABSTAIN
4. In their discretion, on such other business as may        [ ]    [ ]      [ ]
properly come before the meeting.


[C]  AUTHORIZED SIGNATURES - SIGN HERE - THIS SECTION MUST BE COMPLETED FOR YOUR INSTRUCTIONS TO BE EXECUTED.
NOTE: Please sign your name here exactly as it appears hereon. Joint owners should each sign. When signing as an attorney, executor, administrator, trustee, guardian, corporate officer or other similar capacity, so indicate. If the owner is a corporation, an authorized officer should sign for the corporation and state his title. This Proxy shall be deemed valid for all shares held in all capacities that they are held by the signatory.

Signature 1 - Please keep signature within the box   Signature 2 - Please keep signature within the box   Date (mm/dd/yyyy)
--------------------------------------------------   --------------------------------------------------   --------------------------
                                                                                                          [ ][ ]/[ ][ ]/[ ][ ][ ][ ]
--------------------------------------------------   --------------------------------------------------   --------------------------


[ ]                                                            1 U P X                          0 0 7 6 5 4                       +

--------------------------------------------------------------------------------
PROXY - TUTOGEN MEDICAL, INC.
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ANNUAL MEETING OF SHAREHOLDERS MARCH 13, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned holder of Common Shares of Tutogen Medical, Inc., a corporation organized under the laws of the state of Florida, does hereby appoint Roy D. Crowninshield and Guy L. Mayer, and each of them, as due and lawful attorneys-in-fact (each of whom shall have full power of substitution), to represent and vote as designated below all of the Common Shares of Tutogen Medical, Inc. that the undersigned held of record at 5:00 p.m., Eastern Standard Time, on January 23, 2006 at the Annual Meeting of Shareholders of Tutogen Medical, Inc. to be held at the Hilton Hotel, located at 1714 SW 34th Street, Gainesville, Florida 32607 on March 13 2006, at 10:00 a.m., local time, or any adjournment thereof, on the following matters, and on such other business as may properly come before the meeting:

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AS DIRECTORS; AND FOR THE RATIFICATIO N OF THE AUDITORS.

  (PLEASE SIGN, DATE, AND RETURN THIS PROXY CARD EXACTLY AS YOUR NAME OR NAMES
   APPEAR ON THE REVERSE SIDE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.)